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                                                                   Exhibit 10.51


                    NON-QUALIFIED STOCK OPTION AGREEMENT
                              FOR COMPANY EMPLOYEES
                         UNDER THE MOLDFLOW CORPORATION
                    2000 STOCK OPTION AND INCENTIVE PLAN


Name of Optionee:  _____________________________________________________________

No. of Option Share:  __________________________________________________________

Option Exercise Price per Share ($USD):  _______________________________________

Grant Date:  ___________________________________________________________________

Grant ID Number:  ______________________________________________________________

Expiration Date:  ______________________________________________________________

Pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Moldflow Corporation (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the "Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

      1. Vesting Schedule. No portion of this Stock Option may be exercised until such portion shall have vested. This Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated:

               Number of
          Option Shares Exercisable             Vesting Date
          -------------------------             ------------




Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

      2. Manner of Exercise.

         (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

      Payment of the purchase price for the Option Shares may be made by one or more of the following methods:

         (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months; (iii) by the Optionee delivering to the Company


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a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and
(iii) above. Payment instruments will be received subject to collection.

      The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

         (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

         (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

      3. Termination of Employment. If the Optionee's employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

         (a) Termination Due to Death. If the Optionee's employment terminates by reason of death, any portion of the Option that would otherwise vest over the next twelve (12) months shall immediately vest in Optionee's estate or other legal representative and become exercisable and Optionee's estate or other legal representative shall have twelve (12) months from the date of termination, or the remaining option term, if earlier, to exercise such Option.

         (b) Termination Due to Disability. If the Optionee's employment terminates by reason of Disability (as defined below), any Option held by the Optionee which would otherwise vest over the next twelve (12) months shall immediately vest and become exercisable, and Optionee shall have twelve (12) months from the date of termination, or the remaining Option term, if earlier, to exercise such Option. The death of the Optionee during the twelve (12) month period provided in this Section 3(b) shall extend such period for another twelve
(12) months from the date of death or until the Expiration Date, if earlier. The term "Disability" shall mean incapacity as a result of physical or mental illness pursuant to which Optionee shall have been absent from his or her duties on a full-time basis for 180 calendar days in the aggregate in any twelve (12) month period. In the event of a dispute, the determination of Disability will be made by the Administrator (as defined in Section 2(a) of the Plan) in good faith and with the advice of a physician competent in the area to which such Disability relates.


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         (c) Termination for Cause. If the Optionee's employment terminates for
Cause (as defined below), any Option held by the Optionee shall cease to vest as of the date of termination and the Optionee shall have thirty (30) days from the date of termination, or the remaining Option term, if earlier, to exercise all such vested Stock Options. The term "Cause" shall mean: (A) conduct by Optionee constituting a material act of willful misconduct in connection with the performance of his or her duties; (B) criminal or civil conviction of Optionee, a plea of nolo contendere by Optionee or conduct by Optionee that would reasonably be expected to result in material injury to the reputation of the Company if he or she were retained in her position with the Company; (C) continued, willful and deliberate non-performance by Optionee of his or her duties hereunder (other than by reason of Optionee's physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board; or (D) a breach by Optionee of any of the provisions contained in Paragraphs 4 and 5 of the Employment Agreement between the Optionee and the Company, as the same may be amended from time to time (The "Employment Agreement").

         d) Termination by Optionee for Good Reason. If the Optionee's employment terminates for Good Reason (as defined below), or if the Optionee's employment is terminated by the Company without Cause (as defined in Section 3(c)), then as of the date of termination, the portion of the Option that would otherwise vest over the next twelve (12) months shall immediately vest and become exercisable and Optionee shall have twelve (12) months from the date of termination, or the remaining Option term, if earlier, to exercise such Option. The term Good Reason shall mean: (A) a substantial diminution or other substantive adverse change, not consented to by Optionee, in the nature or scope of Optionee's responsibilities, authorities, powers, functions or duties; (B) any removal, during the Period of Employment, from Optionee of his or her title;
(C) an involuntary reduction in Optionee's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees; (D) a breach by the Company of any of its other material obligations under the Optionee's Employment Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Optionee; (E) the involuntary relocation of the Company's offices at which Optionee is principally employed or the involuntary relocation of the offices of Optionee's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Optionee be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Optionee's business travel obligations; or (F) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Employment Agreement. Terms capitalized in this Section 3 but not defined herein shall have the meaning set forth in the Employment Agreement.

         (e) Other Termination. If the Optionee's employment terminates for any reason other than death, Disability, Good Reason or Cause, and unless otherwise determined by the Administrator, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

      The date of termination and the reason for termination shall be determined pursuant to the terms of the Employment Agreement.

      4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this


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Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

      6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Administrator, the Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock owned by the Optionee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

      7. Change of Control. Notwithstanding the foregoing, or anything in the Plan to the contrary, in the event of a Change of Control of the Company, as defined in the Plan, this Stock Option shall become immediately exercisable as to all shares without regard to any vesting schedule.

      8. Miscellaneous.

         (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

         (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

         (c) Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.


MOLDFLOW CORPORATION
By:  __________________________________________________

Name:
Title:

      The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:  _______________________________________________

Optionee's Signature: _________________________________


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